Exhibit 32

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 to the Annual Report of Helmerich & Payne, inc. (the “Company”) on Form 10-K/A for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hans Helmerich, as Chief Executive Officer of the Company, and Douglas E. Fears, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Hans Helmerich Hans Helmerich	/s/ Douglas E. Fears Douglas E. Fears
Chief Executive Officer	Chief Financial Officer
February 11, 2005	February 11, 2005